Exhibit 99

News Release

SILICON LABORATORIES REPORTS STRONG SECOND QUARTER PERFORMANCE

— Company Announces Share Repurchase Program —

AUSTIN, Texas — July 24, 2006 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal ICs, today reported second quarter revenues of $123.5 million, an eight percent sequential increase and a fifteen percent increase over the same period in 2005. The company also announced that based on confidence in the future potential of the business, Silicon Laboratories’ Board of Directors authorized a share repurchase program having an aggregate value of up to $100 million over a period of twelve months.

The repurchase program allows for repurchases to be made in open market or privately negotiated transactions subject to market conditions, applicable legal requirements and other factors.

Quarterly Business Highlights

The diversity of Silicon Laboratories’ product portfolio is driving growth opportunities across a wide variety of markets and customers. Both the broad-based mixed-signal and mobile handset businesses grew sequentially in the second quarter driven by strong market demand and market share gains. The broad-based mixed-signal business experienced growth across all major product lines including modems, ProSLIC® voice over IP solutions, mixed-signal microcontrollers (MCUs) and timing solutions.

Strength in the handset market resulted in nine percent sequential growth in mobile handset revenues for the second quarter.  Penetration of the company’s FM tuner continued throughout the quarter across a broad set of handset customers. Silicon Laboratories also reported additional design wins with the Aero® IIe EDGE transceiver.

“Product execution is our main priority, and we’re starting to see the results of this in customer engagements on new products and strong demand for existing products,” said Necip Sayiner, president and CEO of Silicon Laboratories. “The expansion of our portfolio, the access to new markets and large customers and the potential of our R&D pipeline give me a great deal of confidence in the future growth and profitability potential of our business.”

Financial Highlights

GAAP operating income for the second quarter was $11.3 million.  Non-GAAP operating income for the second quarter was $23.8 million or 19.3 percent of revenue. GAAP net income for the second quarter was $10.1 million or 18 cents per fully diluted share.  Non-GAAP net income per fully diluted share, excluding pro-forma charges, was 37 cents. The reconciling charges are set forth in the reconciliation of GAAP to non-GAAP financial measures table included below. The company’s cash and short-term investments totaled approximately $407 million at quarter end.

For the third quarter of 2006, the company anticipates revenue of $122 to $127 million.

Conference Call Today

A conference call discussing the second quarter results will follow the release at 7:30 a.m. Central Time.  An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling (888) 673-3571 or 402-220-6434 (international). These replays will be available through August 14th, 2006.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications.  Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design.  The company has        design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, especially for mobile handset products; dependence on a limited number of products and customers; risks associated with shifting market demand from GSM/GPRS to EDGE and WCDMA; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, ProSLIC, Aero and the Silicon Laboratories logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

Silicon Laboratories Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Revenues	$123,504	$107,156	$238,044	$211,920
Cost of revenues	52,996	48,576	104,296	97,136
Gross profit	70,508	58,580	133,748	114,784
Operating expenses:
Research and development	30,467	21,374	58,024	40,927
Selling, general and administrative	26,163	19,297	50,865	36,175
In-process research and development	2,600	—-	2,600	—-
Operating expenses	59,230	40,671	111,489	77,102
Operating income	11,278	17,909	22,259	37,682
Other income (expense):
Interest income	3,623	1,992	6,826	3,404
Interest expense	(225)	(45)	(400)	(101)
Other income (expense), net	45	(178)	291	(193)
Income before income taxes	14,721	19,678	28,976	40,792
Provision for income taxes	4,584	4,064	7,775	7,805

Net income	$10,137	$15,614	$21,201	$32,987
Net income per share:
Basic	$0.18	$0.29	$0.38	$0.62
Diluted	$0.18	$0.28	$0.37	$0.60
Weighted-average common shares outstanding:
Basic	55,842	53,149	55,460	52,807
Diluted	57,858	55,027	57,761	55,196

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

	Three Months Ended
	July 1, 2006	July 2, 2005
GAAP operating income	$11,278	$17,909
Stock compensation adjustments:
Cost of revenues	219	10
Research and development	4,756	479
Selling, general and administrative	4,942	2,078
In-process research and development	2,600	—-
Non-GAAP operating income	$23,795	$20,476

Non-GAAP operating income%	19.3%	19.1%

	Three Months Ended
	July 1, 2006	July 2, 2005
GAAP net income	$10,137	$15,614
Stock compensation adjustments:
Cost of revenues	219	10
Research and development	4,756	479
Selling, general and administrative	4,942	2,078
Provision for income taxes	(1,403)	(965)
In-process research and development	2,600	—-
Non-GAAP net income	$21,251	$17,216

Diluted shares outstanding	57,858	55,027

Non-GAAP diluted net income per share	$0.37	$0.31

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	July 1, 2006	December 31, 2005
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$179,205	$100,504
Short-term investments	227,764	263,206
Accounts receivable, net of allowance for doubtful accounts of $1,088 at July 1, 2006 and December 31, 2005	75,686	68,824
Inventories	38,187	23,132
Deferred income taxes	14,118	11,505
Prepaid expenses and other	15,173	9,670
Total current assets	550,133	476,841
Property, equipment and software, net	30,854	32,584
Goodwill	69,856	62,877
Other intangible assets, net	22,545	14,838
Other assets, net	39,302	25,863
Total assets	$712,690	$613,003

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,626	$43,846
Accrued expenses	15,637	11,307
Deferred income on shipments to distributors	39,046	34,036
Income taxes payable	12,935	18,348
Total current liabilities	115,244	107,537
Long-term obligations and other liabilities	15,377	7,418
Total liabilities	130,621	114,955

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 55,987 and 54,530 shares issued and outstanding at July 1, 2006 and December 31, 2005, respectively	6	5
Additional paid-in capital	396,998	335,284
Deferred stock compensation	—	(1,105)
Retained earnings	185,065	163,864
Total stockholders’ equity	582,069	498,048
Total liabilities and stockholders’ equity	$712,690	$613,003

Certain prior period amounts have been reclassified to conform to the current period presentation.

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